Exhibit No. 4
Form S-3
Headway Corporate Resources, Inc.



             Consent Of Independent Auditors


Headway Corporate Resources, Inc.
New York, New York

We consent to the reference to our firm under the caption
"Experts" in the Registration Statement (Form S-3) and related Prospectus of Headway Corporate Resources, Inc.
for the registration of 1,552,536 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2000, with respect to the consolidated financial statements and schedule of Headway
Corporate  Resources, Inc. included in its Annual  Report
(Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP


New York, New York
October 18, 2000
                          E-36
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